SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549


                                FORM 8-K


                             CURRENT REPORT


 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


     Date of Report (Date of earliest event report):  July 15, 1999

                        DEVON ENERGY CORPORATION
         (Exact Name of Registrant as Specified in its Charter)




     OKLAHOMA                        1-10067             73-1474008
(State or Other Jurisdiction of    (Commission       (I.R.S. Identification
Employer Incorporation or           File Number)       Number)
Organization)


20 NORTH BROADWAY, SUITE 1500
OKLAHOMA CITY, OKLAHOMA                               73102
(Address of Principal Executive Offices)           (Zip Code)


   Registrant's telephone number, including area code:  (405) 235-3611








                         Page 1 of 4 total pages

Item 5. Other Events

     On December 31, 1996, Devon Energy Corporation ("Devon") acquired the North American onshore oil and gas exploration and production properties and business of Kerr-McGee Corporation ("Kerr-McGee") in exchange for 9,954,000 shares of Devon common stock. Because of Kerr-McGee's relatively large ownership position, Devon and Kerr-McGee entered into two agreements, both dated December 31, 1996, to define and limit their respective rights and obligations. These two agreements are called the Stock Rights and Restrictions Agreement and the Registration Rights Agreement.

     On July 15, 1999, Devon executed an agreement (the "Termination Agreement") with Kerr-McGee. The Termination Agreement provides for, among other things, the termination of the Stock Rights and Restriction Agreement upon the effectiveness of the pending merger of Devon Energy Corporation and PennzEnergy Company. A copy of the Termination Agreement is filed herewith as exhibit 4.

Item 7. Financial Statements and Exhibits

     (c) Exhibits

          4.  Termination Agreement, dated July 15, 1999




                           SIGNATURES

     Pursuant to the requirements of the Securities and Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                              Devon Energy Corporation



                              By:  Marian J. Moon
                                   Marian J. Moon
                                   Corporate Secretary

Date:  July 15, 1999

                                                        Exhibit 4



                            AGREEMENT


     Agreement dated as of July 15, 1999 by and among Devon
Energy Corporation, an Oklahoma corporation ("Devon"), Devon
Delaware Corporation, a Delaware corporation ("Newco"), and Kerr-
McGee Corporation, a Delaware corporation ("Kerr-McGee").

     Whereas, Devon and Kerr-McGee are parties to a Stock Rights and Restrictions Agreement ("Standstill Agreement") and a
Registration Rights Agreement ("Registration Agreement"), both dated as of December 31, 1996;

     Whereas, Kerr-McGee proposes to make a public offering of an issue of Exchangeable Notes which at Kerr-McGee's option would be exchangeable for shares of Devon Common Stock;


     Whereas, pursuant to the Registration Agreement, Kerr-McGee has requested Devon to register for sale with the Securities and Exchange Commission shares of Devon Common Stock currently held by Kerr-McGee which would be exchangeable for the Kerr-McGee Exchangeable Notes; and

     Whereas, on May 19, 1999, Messrs. Luke R. Corbett, Tom J. McDaniel and Lawrence H. Towell, Directors of Devon nominated by Kerr-McGee, did resign from the Devon Board of Directors and Kerr-McGee thereby terminated its status as an affiliate of Devon.

     NOW, THEREFORE, the parties hereto do hereby agree as follows:

     1. Devon hereby irrevocably instructs Bank Boston N.A., as Transfer Agent of Devon Common Stock, on the effective date of the Merger (as hereinafter defined) upon presentation by Kerr-McGee to Bank Boston N.A. of a certificate or certificates representing the shares of Devon Common Stock owned by Kerr-McGee to issue new share certificates to replace the presented certificates as directed by Kerr-McGee, without any legends, and to promptly return the new certificates to Kerr-McGee.

     2. The Standstill Agreement shall terminate, without any further action by the parties hereto, upon the effectiveness of the merger (or other business combination) of Devon and PennzEnergy Company, a Delaware corporation ("PZE") pursuant to the Amended and Restated Agreement and Plan of Merger dated as of May 19, 1999 among Devon, Newco, Devon Oklahoma Corporation and PZE as such agreement may be amended or superseded. (Such merger or business combination is referred to as the "Merger.")

     3. Devon and Newco hereby covenant and agree that the rights under any shareholder rights plan that Newco or any other corporation which issues shares in exchange for shares of Devon Common Stock in the Merger, will have, or adopt, will not become exercisable solely as a result of Kerr- McGee acquiring shares pursuant to the Merger, provided that between the date hereof and the effective time of the Merger, neither Kerr-McGee nor any of its controlled subsidiaries acquires by purchase any shares of Devon Common Stock.

     4. Provided Kerr-McGee does not, by purchase, increase the percentage of outstanding shares of Devon or Newco Common Stock owned by it, Devon and Newco each agree that it will not take the position in any filings with the Securities and Exchange Commission or otherwise that Kerr-McGee is an affiliate of Devon or Newco.

     5. Upon the effectiveness of the Merger, the Registration Agreement is hereby amended to delete Section 5 thereof entitled "Stock Rights and Restrictions Agreement" and, as so amended, shall continue in force and effect in accordance with its terms.

     6. Devon and Newco agree that in connection with the proposed Kerr-McGee public offering of an issue of Exchangeable Notes, referred to above, they will execute and deliver an underwriting agreement in the form thereof attached hereto as Exhibit A with such changes therein as may be agreed to by Kerr-McGee and the underwriters which do not change in any material respect provisions thereof related to Devon and Newco and further provided that the terms of the Exchangeable Notes, size and the timing of the offering, pricing, underwriters discount and selling commissions shall be determined by Kerr-McGee and the underwriters.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written by their respective officers thereunder duly authorized.




                              DEVON ENERGY CORPORATION


                              By:  /s/  Duke R. Ligon
                                   Vice President



                              DEVON DELAWARE CORPORATION


                              By:  /s/  H. Allen Turner
                                   Vice President



                              KERR-MCGEE CORPORATION


                              By:  /s/  Gregory F. Pilcher
                                   Vice President